EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130740 on Form S-8 of Republic Bancorp, Inc. of our report dated June 27, 2024 appearing in this Annual Report on Form 11-K of Republic Bancorp, Inc. 401(k) Retirement Plan for the year ended December 31, 2023.

/s/ Crowe LLP

New York, New York

June 27, 2025